Exhibit 99.1

Avanti Acquisition Corp. Announces Redemption of Class A Ordinary Shares

NEW YORK, October 6, 2022 — Avanti Acquisition Corp. (NYSE:AVAN) today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of October 20, 2022, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

Pursuant to the Articles, if the Company does not consummate an initial business combination by October 6, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Class A Shares in consideration of a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Class A Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board liquidate and dissolve, subject in the case of (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the public shares is expected to be approximately $10.06 (the “Redemption Amount”).

The Company anticipates that the Class A Shares will cease trading as of the open of business on October 6, 2022. As of October 20, 2022, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will also cease trading as of the open of business on October 6, 2022. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

Avanti Acquisition Corp.

Avanti Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Avanti Acquisition Corp. is sponsored by Avanti Acquisition SCSp, an affiliate of NNS Group, the private family office of Nassef Sawiris and Sienna Capital, a subsidiary of Groupe Bruxelles Lambert.

Forward Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from the Company’s historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Contact:

Johann Dumas

Avanti Acquisition Corp.

Chief Financial Officer

+1 (345) 814 5831

contact@avanti-acquisition.com